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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   April 11, 2001
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                           Commercial Bancshares, Inc.
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               (Exact Name of Registrant as Specified in Charter)

       Ohio                          0-27894                  34-1787239
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(State or Other Jurisdiction        (Commission              (IRS Employer
     Of Incorporation)              File Number)             Identification No.)

   118 South Sandusky Avenue, Upper Sandusky, Ohio          43351
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(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code       (419) 294-5781
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5 - Other Events

         The Annual Meeting of Shareholders (the "Meeting") of Commercial Bancshares, Inc. (the "Company") was held April 11, 2001 at 4:30 P.M. at the principal business offices of the Company located at 118 S. Sandusky Avenue, Upper Sandusky, Ohio 43351. There were 613,290 shares of the 1,050,778 shares outstanding as of the record date for voting at the meeting, or 58.4%, represented in person or by proxy at the Meeting. The only matter voted upon at the Meeting was the election of Class I Directors of the Company. Each of the four nominees, namely Edwin G. Emerson, Deborah J. Grafmiller, Michael A. Mastro, and Douglas C. Smith, received at least 602,662 votes, or 98.5% of the shares represented at the Meeting, and were elected as Class I Directors of the Company. The following is a tabulation of votes for, as well as against or withheld, for each of the nominees:

                                     For                    Against or withheld
                                     ---                    -------------------
Edwin G. Emerson                   609,615                         3,675
Deborah J. Grafmiller              602,662                        10,628
Michael A. Mastro                  609,639                         3,651
Douglas C. Smith                   604,609                         8,681

         The Board of Directors of the Company met after the Meeting and elected Richard A. Sheaffer to serve as Chairman of the Board until the next Annual Meeting of Shareholders.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Commercial Bancshares, Inc.
                                                     ---------------------------
                                                            (Registrant)

Date    April 16, 2001                               /s/ Bruce J. Beck
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                                                     Bruce J. Beck, Secretary